EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with Amendment No. 1 to the Annual Report on Form 10-K of America’s Suppliers Inc., a Delaware corporation (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Jeffrey Dorsey, principal financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: August 15, 2014	/s/ Jeffrey Dorsey

Jeffrey Dorsey

Chief Financial Officer
(Principal Financial Officer)